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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

        We hereby consent to the use in this Registration Statement on Form S-4 Amendment No. 1 (file No. 333-56220) of Solectron Corporation of our report dated March 15, 1998 relating to the statements of operations, stockholders equity and cash flows of Centennial Technologies, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                        PricewaterhouseCoopers LLP



Boston, Massachusetts
March 19, 2001